                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  AMRION, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Jeffrey S. Williams
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3) and O-11.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
              N/A
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
              N/A
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              N/A
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
              N/A
        ------------------------------------------------------------------------
    (5) Total fee paid:
              N/A
        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     AMRION, INC.
                                   6565 ODELL PLACE
                               BOULDER, COLORADO  80301
                                    (303) 530-2525

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD FRIDAY JUNE 27, 1997

TO THE SHAREHOLDERS OF AMRION, INC.:

    NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Amrion, Inc., a Colorado corporation (the "Company"), will be held at 6565 Odell Place, Boulder, Colorado, on FRIDAY JUNE 27, 1997, AT 3:00 P.M., for the following purposes (the "Meeting"):

    1.   To elect five Directors of the Company.

    2. To ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants. Approval of this proposal requires the affirmative vote of a majority of the shares represented at and entitled to vote on this proposal.

    3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

    Only holders of record of the $.0011 par value Common Stock of the Company at the close of business on MAY 1, 1997, will be entitled to notice of and to vote at the Meeting or at any adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

    All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed envelope. Any person giving a Proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

                                       BY ORDER OF THE BOARD OF DIRECTORS


BOULDER, COLORADO                      JEFFREY S. WILLIAMS
MAY 19, 1997                           SECRETARY

                                     AMRION, INC.
                                   6565 ODELL PLACE
                               BOULDER, COLORADO  80301
                                    (303) 530-2525

                            ------------------------------

                                   PROXY STATEMENT

                            ------------------------------

                            ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 27, 1997

                                 GENERAL INFORMATION

    The enclosed Proxy is solicited by and on behalf of the Board of Directors of Amrion, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 6565 Odell Place, Boulder, Colorado, on JUNE 27, 1997 AT 3:00 P.M., or any adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's Shareholders on or about May 19, 1997.

    Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

    All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

                         SHARES OUTSTANDING AND VOTING RIGHTS

    All voting rights are vested exclusively in the holders of the Company's Common Stock, with each share entitled to one vote. Only Shareholders of record at the close of business on MAY 1, 1997, are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the date hereof, the Company had 5,363,314 shares of Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting.

     For each proposal presented, under the Colorado Business Corporation Act, abstentions and broker non-votes will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a particular proposal has been approved by the Shareholders. As to any shares a broker indicates on its Proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof, said shares will not be counted as voting on the particular matter.

    One-third of the Company's outstanding Common Stock represented in person or by Proxy shall constitute a quorum at the Meeting.

                     PROPOSAL NUMBER ONE - ELECTION OF DIRECTORS

    The Board of Directors is presently composed of five members. The Board of Directors has nominated five persons listed on the following pages for election as Directors for the ensuing year, each to hold office until the 1998 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Unless marked to the contrary, the Proxies received by management will be voted in favor of each of the nominees named herein, all of whom are presently members of the Board. Should any of the nominees for the office of director decline or be unable to serve if elected, it is intended that the persons named in the accompanying Proxy will vote for the election of such other person for director as management recommends. Management has no reason to believe that any nominee will decline or be unable to serve if elected.

    Set forth below is biographical information for each person nominated by management to serve on the Company's Board of Directors until the 1998 Annual Meeting of Shareholders:

                             ALL POSITIONS AND              PERIOD
                             OFFICES HELD WITH            FROM WHICH
NAME                  AGE       THE COMPANY                 SERVED
----                  ---    -----------------            ----------

Mark S. Crossen       48   Chairman of the Board,          Aug. 1988
                           Chief Executive Officer
                           and President

Jeffrey S. Williams   35   Chief Financial Officer,        June 1989
                           Treasurer, Secretary
                           and Director

Theodore W. Brin      43   Director and                    May 1991
                           Assistant Treasurer

Leslie G. Taylor      74   Director                        May 1991

David E. Houseman     56   Director                        May 1992

    MARK S. CROSSEN has served as Chairman of the Company's Board of Directors, Chief Executive Officer and President of the Company since June 1991 and as a Director of the Company since August 1988. Prior to June 1991, Mr. Crossen was the Company's Vice President of Marketing and was a founder of Bioenergy Nutrients, Inc. which was merged into the Company in August 1988. From 1982 to 1986, Mr. Crossen was Vice President of Morgan Management Group, a consulting firm that specialized in providing comprehensive business financial consulting services to emerging companies and entrepreneurial ventures. He was also a founder of a retail specialty sporting goods store chain located in California. Prior thereto, Mr. Crossen owned and operated a construction company specializing in residential and commercial property development. Mr. Crossen graduated from the University of Colorado in 1971.

    JEFFREY S. WILLIAMS has been the Chief Financial Officer, Secretary and Assistant Treasurer of the Company since June 1989; Treasurer since September of 1992 and a Director of the Company since January of 1991. Prior to joining the Company in August 1988, from 1987 to 1988 Mr. Williams was the founder and principal owner of Vitarian Foods, Inc., a wholesale distributor of all-natural dried fruits. From 1986 to 1987, Mr. Williams served as assistant to the Controller of NBI, Inc., a publicly-held computer company. From 1984 to 1986, Mr. Williams was a staff accountant at the accounting firm of Arthur Andersen & Co. Mr. Williams graduated from the University of Colorado in 1984 with a BS in Finance and Accounting.

    LESLIE G. TAYLOR has been a Director of the Company since May 1991. He has been the owner of Taylor Energy Enterprises, a company engaged in oil and gas exploration and drilling, and Taylor Mining Enterprises, a company engaged in minerals exploration, for more than seven years. He has been the principal partner of Leslie G. Taylor & Company, a management, acquisition and consulting firm, for more than eight years. Mr. Taylor is a management consultant to ImmunOnc, Inc., a University of Colorado Foundation research and development company holding a worldwide license to proprietary cancer technology. He is also an advisor to Morgenthan Group, Inc. an investment firm based in Baltimore and Fort Lauderdale, and Lucky Break Gold, Inc., a public company he founded in 1988 in Vancouver, B.C., Canada, which is engaged in the exploration of gold, diamonds, and base metal properties in the United States, Canada and Chile.

    THEODORE W. BRIN has been a Director of the Company since May 1991 and Assistant Treasurer since September 1992. He has been engaged as a sole practitioner in the private practice of law in Denver, Colorado since 1988. From 1984 to 1988, he was engaged in the practice of law with two law firms in Denver, Colorado. From 1982 to 1984, Mr. Brin was engaged in the practice of law with a law firm in New Orleans, Louisiana. Prior thereto, he worked in the Louisiana Attorney General's Office while attending law school at Loyola University in New Orleans, where he graduated with a Juris Doctor degree in 1982.

    DAVID E. HOUSEMAN has been a Director of the Company since May 1992 and has served as Senior Vice President-Finance and Chief Financial Officer of Bayer Clothing Group (formerly Target Sportswear, Inc.) since March 1993. Bayer Clothing Group is a privately-held manufacturer of tailored men's clothing and men's designer collection sportswear. Previously Mr. Houseman was Senior Vice President-Finance of Chalk Line, Inc., a privately-held marketer of licensed decorated outerwear and sportswear, from October 1992 to March 1993. From September 1991 to September 1992 he served as a Senior Consulting Associate with Mackenzie, Hovey & Associates, a management consulting firm in Denver, Colorado. From February 1988 to October 1991 he served as Vice President-Finance and Secretary/Treasurer of Bayly Manufacturing Company,
Inc., a publicly-held apparel manufacturing company.


    No Director or nominee is a Director of any other Company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act or any Company registered as an Investment Company under the Investment Company Act of 1940.

    During the fiscal year ended December 31, 1996, the Company's Board of Directors held ten meetings. No Director attended fewer than 75% of such meetings. The Company has a standing audit committee comprised of Theodore W. Brin and David E. Houseman. Also, the Company has a compensation committee composed of David E. Houseman and Leslie G. Taylor.

    The audit committee oversees the Company's financial reporting process on behalf of the Board of Directors. The audit committee's principal responsibilities include (a) recommending the selection of independent accountants, (b) reviewing the scope of the audit conducted by such accountants, as well as the audit itself, and (c) reviewing the Company's internal audit procedures and matters concerning financial reporting, accounting and audit procedures, and policies generally. The audit committee held two meetings during the fiscal year ended December 31, 1996. No member thereof attended fewer than 75% of these meetings.

    The compensation committee reviews and recommends to the Board of Directors for approval, the level of cash and other compensation to be received by the Company's executive officers. The compensation committee also administers the Company's 1994 Non-Qualified Stock Option Plan and the Company's 1994 Non-Employee Director Stock Option Plan. The compensation committee held three meetings during the fiscal year ended December 31, 1996. No member thereof attended fewer than 75% of these meetings.

                          EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth, as of April 30, 1997 the names and ages of the Company's executive officers including all positions and offices held by each such person, and certain biographical information for two executive officers who are not also directors:

NAME                    AGE     POSITION
----                    ---     --------
Mark S. Crossen         48      Chairman of the Board of Directors,
                                Chief Executive Officer, President,
                                Director

Jeffrey S. Williams     35      Chief Financial Officer, Treasurer,
                                Secretary, Director

James H. Bruce          44      Vice President, Sales and Marketing.
                                James Bruce joined the Company in September,
                                1993. From 1992 - 1993, Mr. Bruce was a private food marketing consultant specializing in meat and seafood markets. Prior to 1992, he was President and Chief Operating
                                Officer of Mint Valley Lamb and Group
                                Vice President of the American Lamb
                                Council. From 1980-1987, Mr. Bruce
                                worked with W.R. Grace in New Zealand and New York as International Market
                                Development Manager. Mr. Bruce received his undergraduate and MBA degrees from the University of Georgia.

David L. Robinson       38      Vice President, Direct Marketing.
                                David Robinson joined the Company
                                in July, 1992.  From 1988 through
                                1992, Mr. Robinson served as
                                Marketing Manager for Poseidon
                                Systems/TouchSource, a developer and
                                marketer of interactive multimedia
                                computer software and hardware.  Mr.
                                Robinson holds a B.S. degree in Marketing from the Indiana School of Business.

Theodore W. Brin         43     Assistant Treasurer, Director

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the most highly paid Executive Officers (in excess of $100,000) of the Company for services rendered in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994:

                          SUMMARY COMPENSATION TABLE

                                                                  Long-Term
                                       Annual Compensation       Compensation
                                -------------------------------  ------------
                                                                  Securities
Name and Principal                                                Underlying
Position                        Year       Salary      Bonus(1)     Options
--------                        ----      --------     --------   ----------
Mark S. Crossen                 1996      $250,000     $199,338           0
Chief Executive                 1995      $200,000     $167,762           0
Officer & President             1994      $150,000     $187,443     260,000

Jeffrey S. Williams             1996      $100,000     $ 45,914           0
Chief Financial                 1995      $ 75,000     $ 43,139           0
Officer, Secretary & Treasurer  1994      $ 50,000     $ 62,382      70,000

James H. Bruce                  1996      $110,000     $ 15,000           0
Vice President                  1995      $122,781     $ 13,500       9,500
Sales & Marketing               1994      $ 72,000     $  6,000      16,000

David L. Robinson               1996      $ 80,000     $ 57,353           0
Vice President                  1995      $ 55,000     $ 33,358           0
Direct Marketing                1994      $ 36,000     $ 24,864      25,000

(1) This column only represents cash compensation.

                     STOCK OPTIONS EXERCISED DURING THE
                     FISCAL YEAR ENDED DECEMBER 31, 1996,
                     OUTSTANDING GRANTS AND GAINS AS OF
                             DECEMBER 31, 1996

     The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1996 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held as of December 31, 1996 by the Executive Officers of the Company named in the Summary Compensation Table:

                     AGGREGATED OPTIONS EXERCISED IN 1996
                    and Option Values at December 31, 1996

---------------------------------------------------------------------------------------
                                                  NUMBER OF
                                                 UNEXERCISED      VALUE OF UNEXERCISED
                                                  OPTIONS AT      IN-THE-MONEY OPTIONS
                         SHARES                    12/31/96            AT 12/31/96
                      ACQUIRED ON    VALUE        EXERCISABLE/         EXERCISABLE/
                        EXERCISE   REALIZED(1)   UNEXERCISABLE       UNEXERCISABLE(2)
                      -----------  -----------   -------------    ---------------------
Mark S. Crossen          106,318     $349,132    42,000/126,000     $690,060/$2,070,180
Jeffrey S. Willams        48,818     $279,307     12,000/36,000       $197,160/$591,480
James H. Bruce             9,500     $147,250      4,000/12,000       $ 65,720/$197,160
David L. Robinson           ----         ----     15,000/13,000       $255,060/$213,590

(1) Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

(2) Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1996 and the option exercise price per share multiplied by the number of shares subject to options.

    COMPENSATION OF DIRECTORS

         Each Director of the Company who is not an employee receives a fee of $500 for each meeting of the Board of Directors attended and a fee of $250 for each compensation and audit committee meeting attended. The Company believes that all the fees and charges paid to Directors are reasonable and competitive to similar fees and costs paid by other companies of similar size in the nutritional supplement industry.

    The Company has adopted the 1994 Non-Employee Director Stock Option
    Plan (the "Directors' Plan"). The Directors' Plan provides that each person who was a non-employee director of the Company on December 31, 1994, and who is a non-employee director of the Company on December 31st of each succeeding year of the Directors' Plan, automatically shall be granted a five-year option to purchase up to 3,000 shares of the Company's common stock (the "Common Stock"), exercisable at the fair market value per share of the Common Stock on the date of grant. A total of 70,000 options may be granted under the Directors' Plan. As of the date hereof, Leslie G. Taylor, Theodore W. Brin and David E. Houseman, constituting all of the Company's non-employee directors, are eligible to receive grants under the Directors' Plan.

    The following Options have been granted by the Company under the Directors'
    Plan:
                                               EXERCISE    NUMBER
                         DATE OF     NUMBER     PRICE    OF SHARES   DATE OF
    NAME                  GRANT    OF SHARES  PER SHARE  EXERCISED  EXPIRATION
    ----                --------   ---------  --------- ----------  ----------

    Theodore W. Brin    12/31/94     3,000      $ 6.80      -0-      1/14/2000
                        12/31/95     3,000      $10.88      -0-      1/14/2001
                        12/31/96     3,000      $22.40      -0-      1/14/2002
    Leslie G. Taylor    12/31/94     3,000      $ 6.80    3,000      1/14/2000
                        12/31/95     3,000      $10.88    2,000      1/14/2001
                        12/31/96     3,000      $22.40      -0-      1/14/2002
    David E. Houseman   12/31/94     3,000      $ 6.80      -0-      1/14/2000
                        12/31/95     3,000      $10.88      -0-      1/14/2001
                        12/31/96     3,000      $22.40      -0-      1/14/2002
                                    -------               -----
    All directors as a              27,000                5,000
    group (three persons)

    BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    EXECUTIVE COMPENSATION POLICIES

         The Compensation Committee of the Board of Directors sets the base salary and incentive bonus compensation of the Company's executive officers and approves stock options for each executive officer. In addition, the Committee reviews and approves all
    compensation arrangements over $100,000 for key employees.   The
    Company's executive compensation program is designed to meet the following policy objectives:

         - Attracting and retaining qualified executives with the experience and talent necessary for the long-term success of the Company.

         - Tying executive compensation to the Company's overall financial performance.

         - Rewarding executives for contributions to strategic management designed to enhance long-term shareholder value.

         - Providing incentives that align the executive's interest with those of the Company's Shareholders.

    COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Compensation levels for the Company's executive officers, including its Chief Executive Officer ("CEO"), are determined based upon a review of the reported compensation for individuals performing similar functions at other nutritional supplement companies included in the Nasdaq Health Services Index ("Comparable Individuals"). This index is considered the Company's peer group of competitors by the Compensation Committee. From this review, the "target compensation" level for each of the Company's executive officers is set within the range of cash compensation for the group of Comparable Individuals ("Target Compensation"). Once determined, Target Compensation is split into two elements: (i) BASE SALARY, which is a percentage, subjectively determined by the Compensation Committee, of the Target Compensation and paid to each executive officer ratably over the fiscal year and, (ii) INCENTIVE BONUS COMPENSATION, which is a percentage of the Company's earnings before taxes and, in the case of the Company's CEO, included audited net sales for fiscal years 1993 and 1994 (the "Bonus Percentage"). The Bonus Percentage for each executive officer is determined at the beginning of each fiscal year based upon the Company's forecasted earnings before taxes and net sales (the "Performance Targets") and is designed to enable the executive officer to achieve his individual Target Compensation provided the Company achieves its Performance Targets for that year. For example, if an executive officer's Target Compensation is $50,000 and the Company's Performance Target for that executive is earnings before taxes of $500,000, his base salary may be set at $25,000 and his Bonus Percentage would be set at 5% ($25,000 of incentive bonus compensation DIVIDED BY $500,000) so that if the Company achieves the Performance Target, the executive will receive incentive bonus compensation of $25,000 and base salary of $25,000, thereby meeting his Target Compensation amount. The Company adjusts the amount of bonus compensation payments for each fiscal year upon completion of the Company's annual audit. No additional or discretionary cash bonuses are paid to any executive officer upon meeting or exceeding the Company's Performance Targets, although incentive bonus compensation will continue to be paid on amounts that exceed the Performance Target. Conversely, if the Company's Performance Targets are not met, the executive officer will not achieve his Target Compensation for that year.

         In accordance with the compensation philosophies set forth above, the Compensation Committee, in its subjective discretion, may from time to time grant stock options to the CEO and certain executive officers. In addition, the Board of Directors adopted, and the Compensation Committee granted, options pursuant to the Company's 1994 Non-Qualified Stock Option Plan. In making such grants, the Committee considers the number of restricted shares and stock options already held by each executive officer.

    THE COMPENSATION COMMITTEE

    David E. Houseman
    Leslie G. Taylor

PERFORMANCE GRAPH

     The following graph illustrates, for the period from December 1991 through December 1996, the cumulative total shareholder return of $100 invested in (1) The Company's Common Stock, (2) Nasdaq Health Services and
(3) Nasdaq Composite - US.


            COMPARISON OF CUMULATIVE SHAREHOLDER RETURN 1991-1996






                                   [GRAPH]







                                TOTAL RETURN ANALYSIS

----------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
----------------------------------------------------------------------------------------------
                         12/31/91    12/31/92    12/31/93    12/30/94    12/29/95    12/31/96
----------------------------------------------------------------------------------------------
AMRION, INC.              $100.00     $110.18     $297.07     $248.38     $404.21     $881.47
----------------------------------------------------------------------------------------------
NASDAQ HEALTH
SERVICES INDEX            $100.00     $103.60     $119.52     $128.24     $162.89     $163.11
----------------------------------------------------------------------------------------------
NASDAQ COMPOSITE (US)     $100.00     $116.38     $133.59     $130.59     $184.67     $227.16
----------------------------------------------------------------------------------------------
Source:  Carl Thompson Associates www.ctaonline.com (303) 494-5472.  Data from Bloomberg
Financial Markets

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 30, 1997, the Company's only class of outstanding voting securities was its Common Stock, $.0011 par value. The following table sets forth, as of the date hereof, the number of shares of Common Stock beneficially owned by each director and named executive officer of the Company individually, all executive officers and directors as a group and all beneficial owners of more than five percent of the Common Stock. The following shareholders have sole voting and investment power with respect to their holdings unless otherwise noted.

 NAME AND ADDRESS                  AMOUNT AND NATURE** OF      PERCENT
OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP       OF CLASS
-------------------                ----------------------      --------
Mark S. Crossen (1)(2)                   1,218,519 (3)           22.7%
6565 Odell Place
Boulder, CO 80301

Jeffrey S. Williams (1)(2)                 183,229 (4)            3.4%
6565 Odell Place
Boulder, CO 80301

Theodore W. Brin (2)                        23,318 (5)             *
4582 S. Ulster St. Parkway
Denver, CO 80237

Leslie G. Taylor (2)                        17,318 (6)             *
5031 S. Ulster St. Parkway
Denver, CO 80237

David E. Houseman (2)                       23,000 (7)             *
RD 4, Box 91B
Route 879
Clearfield, PA 16830


All Directors and Officers               1,465,384               26.1%
as a group (five persons)


 *  Less than one percent.
**  Direct Ownership unless otherwise indicated.

(1) Officer of the Company.

(2) Director of the Company.

(3) Includes 50,000 options granted in 1994 to purchase shares in the Company, 168,000 options to purchase shares from the Company under the 1994 Non-Qualified Stock Option Plan, 34,091 shares which Mr. Crossen has the option to purchase from the Company pursuant to an agreement effective August 30, 1991, and 9,091 shares which the estate of a former director of the Company has the option to purchase.

(4) Includes 40,000 options to purchase shares from the Company under the Non-Qualified Stock Option Plan.

(5) Includes 9,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

(6) Includes 4,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

(7) Includes 9,000 options to purchase shares from the Company under the 1994 Non-Employee Director Stock Option Plan.

     There are no arrangements or understandings known to the Company, including any pledge by any person or securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, if any, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all reports filed pursuant to Section 16(a).

     Based solely on a review of the copies of the forms furnished to the Company by its Officers and Directors, to the Company's knowledge, during the fiscal year ended December 31, 1996, the Company's Officers and Directors complied with all applicable Section 16(a) filing requirements.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last fiscal year, there were no transactions and there are no currently proposed transactions to which the Company was or is to be a party, in which the amount involved exceeded $60,000 and in which any Director or Executive Officer or any holder of over five percent of the Company's outstanding stock had a direct or indirect material interest.


           PROPOSAL NUMBER TWO - RATIFICATION OF APPOINTMENT OF
                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed BDO Seidman, LLP as independent certified public accountants, to serve as auditors for Fiscal Year 1997. A representative of BDO Seidman, LLP is expected to be present at the meeting to make a statement to the Shareholders if he should desire to do so and to respond to questions from the Shareholders.


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

RECOMMENDATION AND VOTE REQUIRED

     Management recommends that the Shareholders vote "FOR" the ratification of BDO Seidman as independent certified public accountants, to serve as the Company's auditors for Fiscal Year 1997. The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote on this Proposal will be required for ratification of the appointment of BDO Seidman, LLP.

                            SHAREHOLDER PROPOSALS

     All proposals Shareholders intend to be included in the Proxy statement to be presented at the next Annual Meeting of Shareholders must be received at the Company's corporate offices at 6565 Odell Place, Boulder, Colorado 80301 Attention: Corporate Secretary, on or before January 19, 1998.

                                OTHER BUSINESS

     Management of the Company knows of no other matter which may come before the Meeting. However, if any additional matters are properly presented at the Meeting, it is intended that the persons named in the enclosed Proxy Statement, or their substitutes, will vote such Proxy in accordance with their judgment on such matters.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders for the year ended December 31, 1996 is being sent to all Shareholders with this Proxy Statement but is not incorporated herein by reference and is not to be considered a part of the Proxy Materials.

     The Company will furnish, without charge, to each shareholder who is entitled to vote at the Meeting and who makes a written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (without exhibits), as filed with the Securities and Exchange Commission (the "Form 10-K"). The Company will provide copies of the exhibits to the Form 10-K for a reproduction charge of $.05 per exhibit page plus first class postage. Written requests for the Form 10-K should be mailed to: Jeffrey S. Williams, Secretary, Amrion, Inc., 6565 Odell Place, Boulder, Colorado 80301.

                                      P R O X Y
                                     AMRION, INC.
                    SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mark S. Crossen and Jeffrey S. Williams, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Amrion, Inc. held of record by the undersigned on May 1, 1997, at the Annual Meeting of Shareholders to be held on June 27, 1997, or any adjournments thereof.

         1. Election of five (5) Directors to serve until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified:


     / / FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY).


    / /  WITHHOLD AUTHORITY TO VOTE FOR ALL THE NOMINEES LISTED BELOW.

         MARK S. CROSSEN           THEODORE W. BRIN
         JEFFREY S. WILLIAMS       DAVID E. HOUSEMAN
         LESLIE G. TAYLOR

    (Instruction: To withhold authority to vote for any individual nominee, check the box and cross out that nominee's name above.)

          2. To ratify the appointment of BDO Seidman, LLP as the Company's independent certified public accountants.


                 / / FOR       / / AGAINST       /  / ABSTAIN

          3. To transact such other business as may properly come before the Meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS SET FORTH ABOVE.

    SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT FURNISHED THEREWITH.

DATED:                      , 1997.
       ---------------------


-----------------------------------


-----------------------------------
SIGNATURE(S) OF SHAREHOLDER(S)

         SIGNATURE(S) SHOULD AGREE WITH THE NAME(S) APPEARING HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, CUSTODIANS AND ATTORNEYS SHOULD INDICATE WHEN SIGNING. ATTORNEYS SHOULD SUBMIT POWERS OF ATTORNEY.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMRION, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.


















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